FOURTH AMENDMENT
                                    TO
                        LOAN AND SECURITY AGREEMENT


THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (the "Amendment") is dated as of July 1, 1996, and entered into by and between BANKAMERICA BUSINESS CREDIT, INC. ("Lender") and LSB INDUSTRIES, INC. ("Borrower").

     WHEREAS, Lender and Borrower have entered into that certain Loan and Security Agreement dated December 12, 1994, as amended by (i) that certain First Amendment to Loan and Security Agreement dated as of August 17, 1995,
(ii) that certain Second Amendment to Loan and Security Agreement dated as of December 1, 1995, and (iii) that certain Third Amendment to Loan and Security Agreement dated as of April 1, 1996 (as so amended, the "Agreement");

     WHEREAS, El Dorado Chemical Company ("EDC") and Slurry Explosive Corporation ("Slurry"), who are Affiliates of Borrower and are part of the LSB Borrowing Group, as defined in the Agreement, have requested that Lender make a term loan to EDC and Slurry of even date herewith in principle amount of $10,000,000 (the "Term Loan") the terms of which are set forth in that certain Term Note dated of even date herewith executed by EDC and Slurry and payable to the order of Lender (the "Term Note");

     WHEREAS, Lender has agreed to make the Term Loan and to thereby extend the total credit facility available to the LSB Borrowing Group to $75,000,000, until such time as the Term Loan has been repaid in full, whereupon the total credit facility will once again be limited to the Maximum Revolving Credit Line;

     WHEREAS, EDC intends to enter into a leasing/financing transaction with Security Pacific Leasing Corporation ("SPLC") on or before August 15, 1996 (the "SPLC Transaction") whereby SPLC will make certain periodic advances to EDC and Slurry, the first such advance to be in the amount of $12,000,000 (the "Initial SPLC Advance"); and

          WHEREAS, the Initial SPLC Advance will be used in part to repay in full the Term Loan;

          WHEREAS, Lender and Borrower desire to further amend the Agreement as hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:



                                 ARTICLE I

                                Definitions

     Section 1.01. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

     Section 1.02. New Definitions. The following new definitions are hereby added to the Agreement:

     "Fourth Amendment Date"  means July 1, 1996.

     "Initial SPLC Advance" means the first advance in the amount of $12,000,000 under the SPLC Transaction.

     "Maximum Credit Facility" means the Maximum Revolving Credit Line plus the Term Loan.

     "SPLC Transaction" means the leasing/financing transaction to be entered into by and between EDC and Security Pacific Leasing Corporation on or before August 15, 1996.

     "Term Loan" means the Term Loan made by Lender to EDC and Slurry of even date herewith in the principal amount of $10,000,000.

     "Term Note" means that certain Term Note dated of even date herewith executed by EDC and Slurry in the principal amount of $10,000,000 and payable to the order of Lender.

     Section 1.03. Amended Definition. The definition of Maximum Revolving Credit Line is hereby amended to read as follows:

          "Maximum Revolving Credit Line" means Sixty-Five Million Dollars ($65,000,000) less the Goss Availability Reductions; provided, however, that following the making of the Initial SPLC Advance, Maximum Revolving Credit Line shall mean Sixty-Three Million Dollars ($63,000,000) less the Gross Availability Reductions."

                                ARTICLE II

                                Amendments

     Section 2.01. Amendment to Article 2. Article 2 of the Agreement is hereby amended by adding a new Section 2.4 which reads as follows:

     "2.4. Term Loan. The Lender has, of even date herewith, made available to EDC and Slurry a Term Loan in the principal amount of $10,000,000, the terms and conditions of which are set forth in the Term Note."

     Section 2.02. Amendment to Section 3.1(a). Section 3.1(a) of the Agreement is hereby amended by adding a new subsection (iii) which reads as follows:

     "(iii) The Term Loan shall bear interest at the Reference Rate plus three percent (3%)."

     Section 2.03. Amendment to Section 9.15. Section 9.15 of the Agreement is hereby amended to read in its entirety as follows:

     "9.15. Capital Expenditures. Borrower shall not make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the LSB Borrowing Group during the following periods would exceed the following amounts: Fiscal Year ending December 31, 1996: $9,000,000; Fiscal Year ending December 31, 1997 and each Fiscal Year thereafter: $6,000,000."

     Section 2.04. Amendment to Section 9.16. Section 9.16 of the Agreement is hereby amended to read in its entirety as follows:

     "9.16  Adjusted Tangible Net worth.  Adjusted Tangible Net Worth
(without taking into account any purchases of treasury stock) will not be less than the following amounts at the end of each of the Fiscal Quarters during the following Fiscal Years:


Fiscal Quarters in the
Following Fiscal Years       1st Quarter       2nd Quarter      3rd Quarter       4th Quarter

Fiscal Year Ending
December 31, 1996            $78,000,000(1)    $76,400,000      $77,400,000       $77,400,000

Fiscal Year Ending
December 31, 1997            $77,400,000       $78,400,000     $79,400,000        $80,400,000

Each Fiscal Quarter during each Fiscal Year ending thereafter: $80,400,000(1)

     (1) This number is to be reduced by the amount of any purchase of treasury stock by LSB pursuant to Section 9.14 of the Loan and Security Agreement between LSB and the Lender and by the purchase of Treasury Stock in the amount of $885,000 in October and November, 1994."

     Section 2.05. Amendment to Section 9.17. Section 9.17 of the Agreement is hereby amended to read in its entirety as follows:

     "9.17 Debt Ratio. The ratio of Debt of the LSB Borrowing Group (excluding all loans to any Borrower Subsidiary from the Lender) to Adjusted Tangible Net Worth will not be greater than the following ratios at the end of each of the Fiscal Quarters during the following Fiscal Years:

          A. If the SPLC Transaction has not yet taken place or has taken place and EDC and Slurry have received $12,000,000 as a result:

Fiscal Quarters in the
Following Fiscal Years      1st Quarter     2nd Quarter     3rd Quarter     4th Quarter

Fiscal Year Ending
December 31, 1996                            .95 to 1        .95 to 1        .90 to 1

Fiscal Year Ending

December 31, 1997            .90 to 1        .90 to 1        .90 to 1        .90 to 1

Each Fiscal Quarter during each
Fiscal Year ending thereafter:                               .90 to 1."

          B. If the SPLC Transaction has taken place and EDC and Slurry have received $45,000,000 as a result:

Fiscal Quarters in the
Following Fiscal Years     1st Quarter     2nd Quarter     3rd Quarter      4th Quarter

Fiscal Year Ending
December 31, 1996                           .95 to 1        1.40 to 1        1.35 to 1

Fiscal Year Ending
December 31, 1997          1.35 to 1       1.35 to 1        1.35 to 1        1.35 to 1

Each Fiscal Quarter during each
   Fiscal Year ending thereafter:                           1.35 to 1."


                                ARTICLE III


              Ratifications, Representations, and Warranties

     Section 3.01. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement, including, without limitation, all financial covenants contained therein, are ratified and confirmed and shall continue in full force and effect. Lender and Borrower agree that the Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.

     Section 3.02. Representations and Warranties. Borrower hereby represents and warrants to Lender that the execution, delivery and performance of this Amendment and all other loan, amendment or security documents to which Borrower is or is to be a party hereunder (hereinafter referred to collectively as the "Loan Documents") executed and/or delivered in connection herewith, have been authorized by all requisite corporate action on the part of Borrower and will not violate the Articles of Incorporation or Bylaws of Borrower.

                                ARTICLE IV

                           Conditions Precedent

     Section 4.01. Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent (unless specifically waived in writing by the Lender):

     (a) Lender shall have received all of the following, each dated (unless otherwise indicated) as of the date of this Amendment, in form and substance satisfactory to Lender in its sole discretion:

     (i) Company Certificate. A certificate executed by the Secretary or Assistant Secretary of Borrower certifying (A) that Borrower's Board of Directors has met and adopted, approved, consented to and ratified the resolutions attached thereto which authorize the execution, delivery and performance by Borrower of the Amendment and the Loan Documents, (B) the names of the officers of Borrower authorized to sign this Amendment and each of the Loan Documents to which Borrower is to be a party hereunder, (C) the specimen signatures of such officers, and (D) that neither the Articles of Incorporation nor Bylaws of Borrower have been amended since the date of the Agreement;

     (ii) Term Note. The Term Note executed by EDC and Slurry in the original principal amount of $10,000,000 payable to the order of Lender;

     (iii) Guaranty. Continuing Guaranty with Security Agreement executed by Northwest Financial Corporation in favor of Lender guaranteeing all Loans under the Agreement and granting to Lender a security interest in Northwest Financial Corporation's equipment and the products and proceeds thereof;

     (iv) Deed of Trust. A Deed of Trust dated of even date herewith executed by Northwest Financial Corporation and granting to Lender a lien on certain real property located in Union County, Arkansas.

     (v) No Material Adverse Change. There shall have occurred no material adverse change in the business, operations, financial condition, profits or prospects of Borrower, or in the Collateral, and the Lender shall have received a certificate of Borrower's chief executive officer to such effect;

     (vi) Other Documents. Borrower shall have executed and delivered such other documents and instruments as well as required record searches as Lender may require.

     (b) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel, Jenkens, & Gilchrist, a Professional Corporation.

     (c) Borrower and the other Borrower Subsidiaries shall have collectively paid to Lender on the Fourth Amendment Date an amendment fee of $100,000.

                                 ARTICLE V

                               Miscellaneous

     Section 5.01. Survival of Representations and Warranties. All representations and warranties made in the Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely thereon.

     Section 5.02. Reference to Agreement. The Agreement, each of he Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference therein to the Agreement shall mean a reference to the Agreement as amended hereby.

     Section 5.03. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     Section 5.04. APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN THE STATE OF OKLAHOMA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA.

     Section 5.05. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns; provided however, that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender. Lender may assign any or all of its rights or obligations hereunder without the prior consent of Borrower.

     Section 5.06. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

     Section 5.07. Effect of Waiver. No consent or waiver, express or implied, by Lender to or of any breach of or deviation from any covenant or condition of the Agreement or duty shall be deemed a consent or waiver to or of any other breach of or deviation from the same or any other covenant, condition or duty. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Amendment, the Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Amendment, the Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights remedies provided for in the Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

     Section 5.08. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     Section 5.09. Releases. As a material inducement to Lender to enter into this Amendment, Borrower hereby represents and warrants that there are no claims or offsets against, or defenses or counterclaims to, the terms and provisions of and the other obligations created or evidenced by the Agreement or the other Loan Documents. Borrower hereby releases, acquits and forever discharges Lender, and its successors, assigns, and predecessors in interest, their parents, subsidiaries and affiliated organizations, and the officers, employees, attorneys, and agents of each of the foregoing (all of whom are herein jointly and severally referred to as the "Released Parties") from any and all liability, damages, losses, obligations, costs, expenses, suits, claims, demands, causes of action for damages or any other relief, whether or not now known or suspected, of any kind, nature, or character, at law or in equity, which Borrower now has or may have ever had against any of the Released Parties, including, but not limited to, those relating to (a) usuary or penalties or damages therefor, (b) allegations that a partnership existed between Borrower and the Released Parties, (c) allegations of unconscionable acts, deceptive trade practices, lack of good faith or fair dealing, lack of commercial reasonableness or special relationships, such as fiduciary, trust or confidential relationships, (d) allegations of dominion, control, alter ego, instrumentality, fraud, misrepresentation, duress, coercion, undue influence, interference or negligence, (e) allegations of tortious interference with present or prospective business relationships or of antitrust, or (f) slander, libel or damage to reputation, (hereinafter being collectively referred to as the "Claims"), all of which Claims are hereby waived.

     Section 5.10. Expenses of Lender. Borrower agrees to pay on demand (i) all costs and expenses reasonably incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all subsequent amendments, modifications, and supplements hereto or thereto, including, without limitation, the costs and fees of Lender's legal counsel and the allocated cost of staff counsel and (ii) all costs and expenses reasonably incurred by Lender in connection with the enforcement or preservation of any rights under the Agreement, this Amendment and/or other Loan Documents, including, without limitation, the costs and fees of Lender's legal counsel and the allocated cost of staff counsel.

     Section 5.11. NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BETWEEN LENDER AND BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN LENDER AND BORROWER.

     IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

                         "BORROWER"

                         LSB INDUSTRIES, INC.

                         By: /s/ Tony M. Shelby
                         Name:  Tony M. Shelby
                         Title:    Vice President


                         "LENDER"

                         BANKAMERICA BUSINESS CREDIT, INC.

                         By:  /s/ Michael J. Jasaitis
                         Name:  Michael J. Jasaitis
                         Title:  Vice President


                        CONSENTS AND REAFFIRMATIONS

     Each of the undersigned hereby acknowledges the execution of, and consents to, the terms and conditions of that Fourth Amendment to Loan and Security Agreement dated as of July 1, 1996, between LSB Industries, Inc., and BankAmerica Business Credit, Inc. ("Creditor") and reaffirms its obligations under that certain Cross-Collateralization and Cross-Guaranty Agreement (the "Cross-Collateralization Agreement") dated as of December 12, 1994, made by the undersigned in favor of the Creditor, and acknowledges and agrees that the Cross-Collateralization Agreement remains in full force and effect and the Cross-Collateralization Agreement is hereby ratified and confirmed.

     Dated as of July 1, 1996.

                         INTERNATIONAL ENVIRONMENTAL
                         CORPORATION

                         By:  /s/ Tony M. Shelby
                         Name:  Tony M. Shelby
                         Title:  Vice President


                         LSB INDUSTRIES, INC.

                         By:  /s/ Tony M. Shelby
                         Name:  Tony M. Shelby
                         Title:  Vice President

                         CLIMATE MASTER, INC.

                         By:  /s/ Tony M. Shelby
                         Name:  Tony M. Shelby
                         Title:  Vice President


                         SUMMIT MACHINE TOOL
                         MANUFACTURING CORP.

                         By:  /s/ Tony M. Shelby
                         Name:  Tony M. Shelby
                         Title:  Vice President



                        CONSENTS AND REAFFIRMATIONS

     Each of the undersigned hereby acknowledges the execution of, and consents to, the terms and conditions of that Fourth Amendment to Loan and Security Agreement dated as of July 1, 1996 between LSB Industries, Inc., and BankAmerica Business Credit, Inc. ("Creditor") and reaffirms its obligations under (i) that certain Continuing Guaranty with Security Agreement (the "Guaranty") dated as of December 12, 1994, and (ii) that certain Cross-Collateralization and Cross-Guaranty Agreement (the "Cross-Collateralization Agreement") dated as of December 12, 1994, each made by the undersigned in favor of the Creditor, and acknowledges and agrees that the Guaranty and the Cross-Collateralization Agreement remain in full force and effect and the Guaranty and the Cross-Collateralization Agreement are hereby ratified and confirmed.

     Dated as of July 1, 1996.

                         UNIVERSAL TECH CORPORATION

                         By:  /s/ Tony M. Shelby
                         Name:  Tony M. Shelby
                         Title:  Vice President


                         LSB INDUSTRIES, INC.

                         By:  /s/ Tony M. Shelby
                         Name:  Tony M. Shelby
                         Title:  Vice President

                         L&S AUTOMOTIVE PRODUCTS CO.
                         (f/k/a/ LSB Bearing Corp.)

                         INTERNATIONAL BEARINGS, INC.

                         By:  /s/ Tony M. Shelby
                         Name:  Tony M. Shelby
                         Title:  Vice President

                         LSB EXTRUSIONS CO.

                         By:  /s/ Tony M. Shelby
                         Name:  Tony M. Shelby
                         Title:  Vice President

                         ROTEX CORPORATION

                         By:  /s/ Tony M. Shelby
                         Name:  Tony M. Shelby
                         Title:  Vice President


                         TRIBONETICS CORPORATION

                         By:  /s/ Tony M. Shelby
                         Name:  Tony M. Shelby
                         Title:  Vice President


                         SUMMIT MACHINE TOOL SYSTEMS, INC.

                         By:  /s/ Tony M. Shelby
                         Name:  Tony M. Shelby
                         Title:  Vice President

                         HERCULES ENERGY MFG. CORPORATION

                         By:  /s/ Tony M. Shelby
                         Name:  Tony M. Shelby
                         Title:  Vice President

                         MOREY MACHINERY MANUFACTURING
                         CORPORATION

                         By:  /s/ Tony M. Shelby
                         Name:  Tony M. Shelby
                         Title:  Vice President


                         CHP CORPORATION

                         By:  /s/ Tony M. Shelby
                         Name:  Tony M. Shelby
                         Title:  Vice President

                         KOAX CORP.

                         By:  /s/ Tony M. Shelby
                         Name:  Tony M. Shelby
                         Title:  Vice President

                         APR CORPORATION

                         By:  /s/ Tony M. Shelby
                         Name:  Tony M. Shelby
                         Title:  Vice President